UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2008

ALICO, INC.

(Exact Name of Registrant as Specified in Charter)

FLORIDA	0-261	59-0906081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

POST OFFICE BOX 338, LA BELLE, FLORIDA	33975
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 675-2966

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Monday November 17, Dan Gunter the Company’s President and Chief Executive Officer submitted his resignation as an officer and employee of the registrant in connection with a corporate restructuring initiated by the Company’s Board of Directors in light of current economic conditions. Mr. Gunter has agreed to provide consulting services to the Company for a period of 18 months and will be paid his regular salary through the date of his resignation including accrued vacation. He will receive $25,000 per month for 18 months for his consulting services. Mr. Gunter’s previously granted restricted stock award will terminate without vesting as result of the resignation.

Chairman John Alexander stated that the Board of Directors has determined, due to the current economic recession and financial market upheaval, the best course of action for the Company is to maintain its focus on its agriculture operations, delay any material effort to expand into income producing real estate or other activities, and move aggressively to reduce both operating costs and capital expenditures. Alico will continue to work toward the entitlement of some of its properties that are expected to show market interest at some point in the future. Alico plans to defer any expansion outside of its core competencies at this time.

Steven M. Smith, age 47, has been named Alico’s President and Principal Executive Officer. Mr. Smith has been employed by Alico for over 14 years during which time he has been involved in almost all of Alico’s agricultural operations and served as the Company’s Senior Vice-President of Agricultural Operations since November 2006. Prior to that he was Vice President of Citrus Operations. Mr. Smith currently serves on the Florida Citrus Commission as well as on the board of directors of Gulf Citrus Growers Association. Mr. Smith will be paid a base salary of $255,000 per year and will be eligible for a bonus equal to up to 50% of his base salary based on his achievement of measurable goals established by the Board of Directors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws

At its meeting on November 20, 2008, the Board adopted an Amended and Restated Set of Bylaws, effective as of that date, which conformed the Bylaws to the changes in title for the Principal Executive Officer, provided for the appointment of Special Committees as needed and made certain other house keeping changes to conform and clarify the provisions of the Bylaws none of which were substantive in nature. A copy of the Amended and Restated Bylaws is being filed as an Exhibit to this Form 8 K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

The following exhibits will be filed by amendment to this Form 8 K when Finalized:

Exhibit 3(ii)	Copy of Amended and Restated Bylaws Effective as of November 20, 2008

Exhibit 99.1	Copy of Consulting Agreement with Dan Gunter [To Be Filed When Finalized].

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC. (Registrant)

Date: November 21, 2008	By:	/s/ Steve Smith
Steve Smith
President and Principal Executive Officer

3